    As filed with the Securities and Exchange Commission on January 16, 1998
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                            COX COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                  58-2112281
      (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

           1400 LAKE HEARN DRIVE                             30319
             ATLANTA, GEORGIA                              (Zip Code)
 (Address of Principal Executive Offices)

                         -----------------------------

                            COX COMMUNICATIONS, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                         -----------------------------

                             DOW, LOHNES & ALBERTSON
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and address of agent for service)

                         -----------------------------

                     Telephone number of agent for service:
                                 (202) 776-2000

                         -----------------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                       Proposed                Proposed
                                                   maximum offering             maximum
  Title of security         Amount being              price per           aggregate offering           Amount of
   being registered        registered (**)              share                    price             registration fee
--------------------------------------------------------------------------------------------------------------------
       Class A*
    Common Stock,
   $1.00 Par Value
   Per Share.......           1,250,000                $26.08             $32,600,000              $9,617.00
====================================================================================================================

(*)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(**)Plus an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


       Cox Communications, Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

       (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

       (2) The Company's Quarterly Reports on Form 10-Q for the periods ending March 31, 1997, June 30, 1997 and September 30, 1997, respectively.

       (3) The description of the Company's Class A Common Stock contained in the Company's most recent Exchange Act registration statement on Form 8-A, including any amendment thereto or report filed for the purpose of updating such description; and

       (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

       Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which a director derived an improper personal benefit. The Company's Amended Certificate of Incorporation contains a provision which eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

       Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporations (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Amended Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law and each director has signed an indemnification agreement to that effect.

                                    EXHIBITS

3.1 Amended Certificate of Incorporation of Cox Communications, Inc. (Incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and Exhibit 3.3 of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997.)

3.2    Bylaws of Cox Communications, Inc. (Incorporated by reference to Exhibit
       3.2 to the Company's Registration Statement on Form S-4, File No. 33-80152, filed with the Commission on December 16, 1994.)

4.1 Indenture dated as of June 27, 1995 between Cox Communications, Inc. and The Bank of New York, as Trustee, relating to the 6 3/8 % Notes due 2000, 6 1/2 % Notes due 2002, 6 7/8 Notes due 2005, 7 1/4 % Debentures due 2015 and the 7 5/8% Debentures due 2025 of Cox Communications, Inc. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, File No. 33-99116, filed with the Commission on November 8, 1995.)

5      Opinion of Dow, Lohnes & Albertson, PLLC

23.1   Consent of Deloitte & Touche LLP

23.2   Consent of Dow, Lohnes & Albertson (contained in their opinion in Exhibit
       5)

99.1 Cox Communications, Inc. 1997 Employee Stock Purchase Plan (Incorporated by reference to the Company's Proxy Statement filed on April 2, 1997.)

                                  UNDERTAKINGS

       (a)    The undersigned Registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 15th day of January 1998.

                           COX COMMUNICATIONS, INC.


                           By: /s/ James O. Robbins
                              ----------------------------------------------
                                        James O. Robbins
                                         President and
                                    Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     Signature                                   Capacity                          Date
                     ---------                                   --------                          ----

/s/ James C. Kennedy                                            Director and               January 15, 1998
-------------------------------------------                Chairman of the Board
    James C. Kennedy

/s/ James O. Robbins                                      Director, President and          January 15, 1998
-------------------------------------------               Chief Executive Officer
    James O. Robbins

/s/ Jimmy W. Hayes                                        Senior Vice President,           January 15, 1998
-------------------------------------------                       Finance
    Jimmy W. Hayes                                    (Principal Financial Officer)

/s/ David E. Easterly                                            Director                  January 15, 1998
-------------------------------------------
    David E. Easterly

/s/ John M. Dyer                                       Vice President of Accounting        January 15, 1998
-------------------------------------------               and Financial Planning
    John M. Dyer                                          (Principal Accounting
                                                                Officer)

/s/ Janet Morrison Clark                                         Director                  January 15, 1998
-------------------------------------------
    Janet Morrison Clarke



                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Plan Administrators have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 15th day of January 1998.

                                       COX COMMUNICATIONS, INC. 1997 EMPLOYEE
                                       STOCK PURCHASE PLAN


                                       By:     /s/ Jimmy W. Hayes
                                           -----------------------------------
                                                    Jimmy W. Hayes
                                             Senior Vice President, Finance
                                                 Cox Communications, Inc.